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                                                                      Exhibit 23







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 30, 2002 accompanying the consolidated financial statements included in the 2001 Annual Report of First Washington FinancialCorp on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of First Washington FinancialCorp Form S-8 (File No. 333-67652, effective on August 16, 2001).


/s/ Grant Thornton LLP


Philadelphia, Pennsylvania
March 15, 2002